EXHIBIT 99.1

Gladstone Commercial Corporation Reports Results for its First Quarter Ended March 31, 2010

  Funds from operations ("FFO") of approximately $3.4 million and net income of approximately $1.1 million
  All properties remain 100% leased and paying as agreed

MCLEAN, Va., May 3, 2010 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (Nasdaq:GOOD) (the "Company") today reported financial results for its first quarter ended March 31, 2010. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references herein are to fully-diluted weighted average shares of common stock, unless otherwise noted.

FFO for the three months ended March 31, 2010 was approximately $3.4 million, or $0.40 per share, which remained constant as compared to the same period one year ago. Additionally, net income for the first quarter of 2010 was approximately $1.1 million which was consistent with the same period one year ago. The Company's results reflect a decrease in our professional fees, stockholder related expenses and interest expense. Professional fees decreased because of a reduction in legal fees incurred this quarter. The Company incurred higher legal fees during the three months ended March 31, 2009 related to lease renegotiations and reviews of legal documents with our existing tenants. Stockholder related expenses also decreased significantly during the quarter due to a reduction in costs incurred for the printing and filing of our 2010 proxy statement and annual report. Interest expense also decreased due to the decrease in the London Interbank Offered Rate ("LIBOR") from the first quarter of 2009, which reduced our interest expense under our line of credit, coupled with reduced interest expense on our long-term financings from amortizing principal payments made during 2009 and 2010.

Net income available to common stockholders for the three months ended March 31, 2010 was approximately $63,000, or $0.01 per share, as compared to approximately $66,000, or $0.01 per share, for the same period one year ago. A reconciliation of FFO to net income, the metric which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended March 31,
	2010	2009

Net income	$ 1,086,333	$ 1,089,569
Less: Distributions attributable to preferred stock	(1,023,438)	(1,023,437)
Net income available to common stockholders	62,895	66,132

Add: Real estate depreciation and amortization, including discontinued operations	3,321,871	3,314,100
FFO available to common stockholders	$ 3,384,766	$ 3,380,232

Weighted average shares outstanding - basic & diluted	8,558,664	8,563,264

Basic & diluted net income per weighted average share of common stock	$ 0.01	$ 0.01
Basic & diluted FFO per weighted average share of common stock	$ 0.40	$ 0.39
Distributions declared per share of common stock	$ 0.375	$ 0.375

Percentage of FFO paid per share of common stock	95%	95%

At March 31, 2010, the Company owned 64 properties totaling approximately 6.3 million square feet and had one mortgage loan outstanding for a total net investment of approximately $391.8 million. Currently, all of the Company's properties are fully leased and each of its tenants and its borrower are current and paying in accordance with their leases and loan, respectively.

The Company has three leases that expire in 2010, which total approximately 3.4% of total annualized rental income. Two of these tenants, whose leases total approximately 2.6% of the Company's total annualized rental income, have notified the Company that they will not renew their leases. The Company is seeking new tenants for these two properties while concurrently researching alternative uses for these two properties and is hopeful that it will re-lease these properties in the near future.

The Company has $48.0 million of balloon principal payments due under one of its long-term mortgages in 2010; however, the mortgage has three annual extension options through 2013, which the Company currently intends to exercise. The Company has no other balloon principal payments due under any of its mortgages until 2013.

The Company's line of credit matures in December 2010, and it is currently in discussions with lenders to renew the existing facility or find replacement financing for the line of credit this year.

During the first quarter, the Company paid monthly cash distributions for the quarter totaling $0.375 per share on the common stock, $0.4843749 per share on the Series A Preferred Stock, and $0.46875 per share on the Series B Preferred Stock.

"We maintained a conservative acquisition pace in past years and conducted thorough due diligence processes, and, as a result, we are benefiting today as all of our properties remain fully leased and all of our tenants and borrower are current and paying as agreed," said Chip Stelljes, President and Chief Investment Officer. "We continue to review and consider extensions of some existing leases in cases where we believe a modification will add value for our stockholders. We are also selectively making capital improvements to certain of our properties. During 2009, we remained on the sidelines, preferring to avoid the market's unprecedented economic headwinds to focus on adding value to our existing portfolio. Our patience has paid off as we are seeing improved pricing returning to certain markets. We are currently reviewing several potential acquisitions and are hopeful that we will be able to raise additional equity and mortgage debt during 2010 to grow our portfolio."

Subsequent to March 31, 2010, the Company:

  Issued 2,060 shares of senior common stock at a gross price per share of $15.00 in the first closing of its previously announced continuous private offering of up to 3,333,333 shares of senior common stock. Net proceeds from the first closing, after selling commissions and the dealer manager fee, were $27,675.
  Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.0875 per share on the Senior Common Stock for each of the months of April, May and June 2010.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The Company will hold a conference call on Tuesday, May 4, 2010 at 8:30 a.m. EDT to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for questions.

The conference call replay will be available two hours after the call and will be available through June 4, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 349211.

The live audio broadcast of the Company's quarterly conference call will be available online at www.GladstoneCommercial.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through August 2, 2010.

Gladstone Commercial Corporation is a publicly-traded real estate investment trust ("REIT") that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com or by contacting Investor Relations at (703) 287-5839.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC today.

The statements in this press release regarding the Company's ability to renew its line of credit or obtain replacement financing for the line of credit, the extension of the maturity of any of its long-term mortgages, future growth in the Company's portfolio and FFO, plans to renegotiate leases and make capital improvements to certain of the Company's properties, and the Company's ability to raise capital are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, among others, the results of appraisals of its properties at the time of extension of its line of credit, its ability to raise capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants and borrower and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company's forward-looking statements are disclosed under the caption "Risk factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 24, 2010, and our Quarterly Report on Form 10-Q, as filed with the SEC on May 3, 2010. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets
(unaudited)
	March 31, 2010	December 31, 2009

ASSETS
Real estate, at cost	$ 391,095,912	$ 390,753,892
Less: accumulated depreciation	36,502,598	34,111,952
Total real estate, net	354,593,314	356,641,940

Lease intangibles, net	27,250,453	28,177,461
Mortgage note receivable	10,000,000	10,000,000
Cash and cash equivalents	3,327,368	3,096,598
Restricted cash	2,957,263	2,633,538
Funds held in escrow	2,565,860	2,487,680
Deferred rent receivable	9,358,748	8,975,196
Deferred financing costs, net	2,913,702	3,136,055
Prepaid expenses and other assets	1,653,392	1,716,905

TOTAL ASSETS	$ 414,620,100	$ 416,865,373

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable	$ 252,117,127	$ 252,761,651
Short-term loan and borrowings under line of credit	34,900,000	33,200,000
Deferred rent liability	2,970,159	3,213,195
Asset retirement obligation liability	2,342,891	2,305,644
Accounts payable and accrued expenses	1,618,406	2,086,741
Due to adviser	1,394,007	1,213,640
Obligation under capital lease	250,764	247,686
Rent received in advance, security deposits and funds held in escrow	3,922,738	3,386,274

Total Liabilities	299,516,092	298,414,831

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	2,150	2,150
Common stock, $0.001 par value, 47,700,000 shares authorized and 8,545,264 and 8,563,264 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	8,545	8,563
Additional paid in capital	170,378,699	170,622,581
Notes receivable - employees	(2,261,555)	(2,304,999)
Distributions in excess of accumulated earnings	(53,023,831)	(49,877,753)

Total Stockholders' Equity	115,104,008	118,450,542

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 414,620,100	$ 416,865,373

Gladstone Commercial Corporation
Consolidated Statements of Operations
(unaudited)

	For the three months ended March 31,
	2010	2009
Operating revenues
Rental income	$ 10,415,066	$ 10,388,244
Interest income from mortgage note receivable	187,500	187,500
Tenant recovery revenue	82,410	82,432
Total operating revenues	10,684,976	10,658,176

Operating expenses
Depreciation and amortization	3,321,871	3,307,802
Property operating expenses	244,354	236,812
Due diligence expense	21,876	9,547
Base management fee	312,564	372,648
Incentive fee	846,192	786,289
Administration fee	231,884	224,354
Professional fees	175,610	235,198
Insurance expense	56,325	48,678
Directors' fees	49,418	49,702
Stockholder-related expenses	45,216	83,647
Asset retirement obligation expense	37,247	34,907
General and administrative	17,829	10,549
Total operating expenses before credit from Adviser	5,360,386	5,400,133

Credit to incentive fee	--	(235,081)
Total operating expenses	5,360,386	5,165,052

Other income (expense)
Interest income from temporary investments	265	17,281
Interest income - employee loans	43,101	48,886
Other income	3,316	--
Interest expense	(4,284,939)	(4,487,560)
Total other expense	(4,238,257)	(4,421,393)

Income from continuing operations	1,086,333	1,071,731

Discontinued operations
Income from discontinued operations	--	17,838
Total discontinued operations	--	17,838

Net income	1,086,333	1,089,569

Distributions attributable to preferred stock	(1,023,438)	(1,023,437)
Net income available to common stockholders	$ 62,895	$ 66,132

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of distributions attributable to preferred stock)	$ 0.01	$ 0.01
Discontinued operations	0.00	0.00

Net income available to common stockholders	$ 0.01	$ 0.01

Weighted average shares outstanding- basic & diluted	8,558,664	8,563,264

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(unaudited)

	For the three months ended March 31,
	2010	2009

Cash flows from operating activities:
Net income	$ 1,086,333	$ 1,089,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including discontinued operations	3,321,871	3,314,100
Amortization of deferred financing costs	272,353	375,194
Amortization of deferred rent asset and liability, net	(179,662)	(133,017)
Accretion of obligation under capital lease	3,078	3,077
Asset retirement obligation expense, including discontinued operations	37,247	35,367
Increase in prepaid expenses and other assets	(430,387)	(17,218)
Increase in deferred rent receivable	(446,926)	(562,789)
(Decrease) increase in accounts payable, accrued expenses, and amount due adviser	(287,968)	113,028
Increase (decrease) in rent received in advance	212,739	(120,758)
Net cash provided by operating activities	3,588,678	4,096,553

Cash flows from investing activities:
Real estate investments	(342,020)	(54,308)
Leasing commissions paid	(4,217)	--
Receipts from lenders for reserves held in escrow	404,462	272,818
Payments to lenders for reserves held in escrow	(482,642)	(471,355)
Increase in restricted cash	(323,725)	(1,102,902)
Deposits refunded	250,000	200,000
Net cash used in investing activities	(498,142)	(1,155,747)

Cash flows from financing activities:
Principal repayments on mortgage notes payable	(644,524)	(590,881)
Principal repayments on employee notes receivable	43,444	5,671
Borrowings from line of credit	4,200,000	28,000,000
Repayments on line of credit	(2,500,000)	(9,200,000)
Repayment of short-term loan	--	(20,000,000)
Receipts from tenants for reserves	525,330	1,471,309
Payments to tenants from reserves	(202,354)	(378,940)
Increase in security deposits	749	10,533
Payments for deferred financing costs	(50,000)	(53,561)
Distributions paid for common and preferred	(4,232,411)	(4,234,665)
Net cash used in financing activities	(2,859,766)	(4,970,534)

Net increase (decrease) in cash and cash equivalents	230,770	(2,029,728)

Cash and cash equivalents, beginning of period	3,096,598	4,503,578

Cash and cash equivalents, end of period	$ 3,327,368	$ 2,473,850

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Increase in asset retirement obligation	$ --	$ 245,196

Fixed rate debt assumed in connection with acquisitions	$ --	$ 6,461,603

Forfeiture of common stock in satisfaction of employee note receivable	$ 243,900	$ --

CONTACT:  Gladstone Commercial Corporation
          Investor Relations
          (703) 287-5839
          www.GladstoneCommercial.com